Exhibit 23.3

Williamson Petroleum Consultants, Inc.

Texas Registered Engineering Firm F-81

303 Veterans Airpark Lane, Suite 1100

Midland, Texas 79705

Phone: 432-685-6100

Fax: 432-685-3909

E-Mail: WPC@WPC-INC.COM

Consent of Williamson Petroleum Consultants, Inc.

As independent oil and gas consultants, the undersigned hereby consents to the use of its name and to the use of the information contained in its report, which appears in the Annual Report on Form 10-K of Ring Energy, Inc. for the fiscal year ended December 31, 2015, which is incorporated by reference in this Registration Statement on Form S-3.

Williamson Petroleum Consultants, Inc.
F-81

Williamson Petroleum Consultants, Inc. F-81	5.9676<07.consent>02.03.17